Exhibit 4.1


                                 AMENDMENT NO. 1
                          TO FIRST AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


     Amendment No. 1 (this "Amendment") dated as of September 10, 2003 to the First Amended and Restated Registration Rights Agreement dated as of January 20, 1999 (such agreement being referred to herein as the "Registration Rights Agreement") among Centennial Communications Corp. (the "Company"), the several persons named in Schedule I thereto (the "WCAS Purchasers"), the several persons named in Schedule II thereto (the "Blackstone Purchasers"), the Signal Purchasers referred to therein, the Management Purchasers referred to therein and the Guayacan Purchasers referred to therein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Rights Agreement.

     WHEREAS, the Company and the Purchasers listed on the signature pages hereto, representing a majority in interest of the Restricted Stock held by each of the WCAS Purchasers and the Blackstone Purchasers desire to amend the Registration Rights Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 4(a) of the Registration Rights Agreement is hereby amended by deleting the proviso to such Section and replacing it with the following:

               "provided, however, that (i) on or prior to the fifteen month anniversary (the "Fifteen Month Anniversary") of the expiration, termination or waiver of the September Lock-Up Agreements (defined below), neither the WCAS Purchasers nor the Blackstone Purchasers may request registration pursuant to this Section 4 more than once every three months and (ii) thereafter, neither the WCAS Purchasers nor the Blackstone Purchasers may request registration pursuant to this Section 4 more than once every six months; provided, further, that neither the WCAS Purchasers nor the Blackstone Purchasers may make more than three requests for registration pursuant to this Section 4 on or prior to the Fifteen Month Anniversary."

     2. Section 4(b) of the Registration Rights Agreement is hereby amended by deleting the proviso to the first sentence of such Section and replacing it with the following:

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               "provided,  however,  that if the proposed  method of disposition
               specified  by  the  original   requesting  holders  shall  be  an
               underwritten public offering, the number of shares of Restricted Stock to be included in such an offering may be reduced in the manner set forth in Section 4(d)."

     3. Section 4 of the Registration Rights Agreement is hereby amended by adding a new Section 4(d) to read in full as follows:

               "(d) In any underwritten public offering of Restricted Stock requested pursuant to Section 4(a), the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Restricted Stock to be sold therein. In such event,

               (A) the registration statement shall include Restricted Stock requested to be included by the requesting holders (other than the Blackstone Purchasers and the WCAS Purchasers, whose Restricted Stock will be included in the manner set forth in
               Section 4(d)(B) below) pro rata based on the number of shares of Restricted Stock requested to be registered by such holders, on the one hand, and the number of shares of Restricted Stock requested to be registered by the Blackstone Purchasers and the WCAS Purchasers, on the other hand; and

               (B) the registration statement shall include Restricted Stock requested to be included by the Blackstone Purchasers and the WCAS Purchasers as follows:

                         (1) with respect to a  registration  request by holders
                    of Restricted Stock pursuant to Section 4(a) in which shares of Restricted Stock covered by such registration statement would be sold prior to the First Period-End, the registration statement shall include (i) first, the Restricted Stock requested to be included by the Blackstone Purchasers, pro rata among the Blackstone Purchasers based upon the number of shares requested by them to be included in such registration, and (ii) second, the Restricted Stock requested to be included by the WCAS Purchasers, pro rata among the WCAS Purchasers based upon the number of shares requested by them to be included in such registration;


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                         (2) with respect to a  registration  request by holders
                    of Restricted Stock pursuant to Section 4(a) in which shares
                    of  Restricted  Stock  covered    by    such    registration
                    statement would be sold on or after the First Period-End and prior to the Second Period-End, the registration statement shall include (i) first, the Restricted Stock requested to be included by the Blackstone Purchasers, up to the number of shares that is one-third of the total number of shares (other than shares included pursuant to Section 4(d)(A)) of
                    Restricted   Stock  to  be  covered  by  such   registration
                    statement, pro rata among the Blackstone Purchasers based upon the number of shares requested by them to be included in such registration, and (ii) second, the Restricted Stock requested to be included by the WCAS Purchasers, up to the number of shares that is two-thirds of the total number of shares (other than shares included pursuant to Section
                    4(d)(A))  of   Restricted   Stock  to  be  covered  by  such
                    registration statement, pro rata among the WCAS Purchasers based upon the number of shares requested by them to be included in such registration; and

                         (3) with respect to a  registration  request by holders
                    of Restricted Stock pursuant to Section 4(a) in which shares of Restricted Stock covered by such registration statement would be sold on or after the Second Period-End, the registration statement shall include Restricted Stock pro rata among the requesting holders of Restricted Stock based on the number of shares of Restricted Stock so requested to be registered.

As used in this Section 4(d), "First Period-End" means the date that is nine months following the expiration, termination or waiver of the lock-up agreements entered into between the Blackstone Purchasers and the underwriters in connection with the first registered public offering of common stock of the company to be consummated following September 9, 2003 (the "September Lock-Up Agreements"); and "Second Period-End" means the date that is the later to occur of (x) six months following the First Period-End and (y) six months following the expiration, termination or waiver of the first lock-up agreement entered into following the First Period-End by any Blackstone Purchaser with any underwriter in connection with an offering of Restricted Stock; provided, however, that in no event shall the Second Period-End occur later than 8 months following the First Period-End."

     4. This Amendment has been executed as of the date first above written and will automatically and without further action of the parties become effective as of the consummation of the firm portion of the registered public offering by the Company of at least 27,000,000, and (without the consent of


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Welsh, Carson,  Anderson & Stowe VIII, L.P. and Blackstone Management Associates
III, L.P., which consent may be withheld in the sole discretion of the consenting party) no more than 30,000,000, shares of Common Stock pursuant to a registration statement that becomes effective no later than September 30, 2003; provided that such offering includes an over-allotment option (whether or not exercised) of at least 15% of the shares of Common Stock included in the firm portion of the registered public offering, which shares will be sold by the Blackstone Purchasers.

     5. This Amendment shall not constitute an amendment or modification of any provision of, or schedule to, the Registration Rights Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and schedules of the Registration Rights Agreement are and shall remain in full force and effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Registration Rights Agreement shall refer to the Registration Rights Agreement as amended hereby.

     6. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment shall be deemed to be an executed original thereof.

     7. This Amendment shall be governed by, enforceable under and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.


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     IN WITNESS WHEREOF,  the Company and the Purchasers  listed below have each caused this Amendment to be duly executed as of the date first above written.

                                             CENTENNIAL COMMUNICATIONS
                                               CORP.
                                             By:    /s/ THOMAS J. FITZPATRICK
                                                    ----------------------------
                                                    Name:  Thomas J. Fitzpatrick
                                                    Title:


                                             WELSH, CARSON, ANDERSON &
                                                STOWE VII, L.P.

                                             By:    WCAS VII Partners, L.P.,
                                                     General Partner

                                             By:    /s/ JONATHAN M. RATHER
                                                    ----------------------------
                                                    Name:  Jonathan M. Rather
                                                    Title:


                                             WELSH, CARSON, ANDERSON & STOWE
                                                        VIII, L.P.

                                             By:       WCAS VIII Associates,
                                                        L.L.C., General Partner

                                             By:    /s/ JONATHAN M. RATHER
                                                    ----------------------------
                                                    Name: Jonathan M. Rather
                                                    Title:



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                                             WCAS CAPITAL PARTNERS III, L.P.

                                             By:       WCAS CP III Associates,
                                                        L.L.C., General Partner

                                             By:    /s/ JONATHAN M. RATHER
                                                    ----------------------------
                                                    Name: Jonathan M. Rather
                                                    Title:


                                             WCAS INFORMATION PARTNERS, L.P.

                                             By:    /s/ JONATHAN M. RATHER
                                                    ----------------------------
                                                    Name: Jonathan M. Rather
                                                    Title: Attorney-In-Fact


                                             Patrick J. Welsh
                                             Russell L. Carson
                                             Bruce K. Anderson
                                             Thomas E. McInerney
                                             Robert A. Minicucci
                                             Anthony J. de Nicola
                                             Paul B. Queally
                                             D. Scott Mackesy
                                             John Clark
                                             James R. Matthews
                                             Sanjay Swani
                                             Jonathan M. Rather

                                             By:    /s/ JONATHAN RATHER
                                                    ----------------------------
                                                        Jonathan Rather
                                                        Individually and as
                                                        Attorney-in-fact



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                                            BLACKSTONE CCC CAPITAL PARTNERS L.P.

                                             By:       Blackstone Management
                                                        Associates III L.L.C.,
                                                        Its general partner

                                             By:    /s/ LAWRENCE H. GUFFEY
                                                    ----------------------------
                                                    Name: Lawrence H. Guffey
                                                    Title: Member


                                             BLACKSTONE CCC OFFSHORE CAPITAL
                                                PARTNERS L.P.

                                             By:       Blackstone Management
                                                        Associates III L.L.C.,
                                                        Its general partner

                                             By:    /s/ LAWRENCE H. GUFFEY
                                                    ----------------------------
                                                    Name: Lawrence H. Guffey
                                                    Title: Member

                                             By:       Blackstone Management
                                                        Associates III L.L.C.,
                                                        Its general partner

                                             By:    /s/ LAWRENCE H. GUFFEY
                                                    ----------------------------
                                                    Name: Lawrence H. Guffey
                                                    Title: Member


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